UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 23, 2015

BANK OF HAWAII CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6887	99-0148992
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

130 Merchant Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(808) 694-8822
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02(e).   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2015, the Human Resources and Compensation Committee of the Board of Directors of the Company (the “Committee”) approved the following actions relative to salary and performance-based bonus awards for the Company’s Named Executive Officers as set forth in the Company’s proxy statement dated March 14, 2014 (the “NEOs”):

NEO	2014 EIP Award	2015 Base Salary
Peter S. Ho Chairman, CEO and President	$1,250,000	$780,000
Kent T. Lucien Vice Chairman and CFO	$470,000	$436,000
Peter M. Biggs Vice Chairman and Chief Retail Officer	$410,000	$357,000
Mark A. Rossi Vice Chairman, CAO, GC, and Corp. Sec.	$470,000	$436,000
Mary E. Sellers Chief Risk Officer	$470,000	$436,000

The Company follows a pay-per-performance philosophy. Our compensation plans are designed to focus NEOs on goals that align with business strategy, operating performance and shareholder values. In support of our philosophy, performance-based awards pay out only when pre-determined results are achieved. The 2014 cash bonuses were determined based on the achievement of pre-established performance measures set by the Committee under the shareholder-approved Company 2014 Stock and Incentive Plan (the “Plan”) and the Executive Incentive Plan (EIP).

The 2015 NEO base salaries are effective April 1, 2015. The reported amounts reflect increases in base compensation of $15,000 for Mr. Ho, $8,500 each for Messrs Lucien and Rossi, $7,000 for Mr. Biggs, and $32,250 for Ms. Sellers.

On January 23, 2015, the Committee also awarded Restricted Stock Grants (“RSGs”) and Restricted Stock Units (“RSUs”) to the Company’s 5 NEOs pursuant to the terms of the Plan. The RSGs and RSUs awarded to the NEOs are shown in the table below:

GRANTEE	RSGs	RSUs
Peter S. Ho	20,455	20,455
Kent T. Lucien	4,548	4,548
Peter M. Biggs	4,548	4,548
Mark A. Rossi	4,548	4,548
Mary E. Sellers	4,548	4,548

These performance based restricted share and restricted share unit awards were made pursuant to individual Restricted Stock and Restricted Stock Unit Grant Agreements, which provide for a three year performance period with cliff vesting to occur on March 1, 2018, provided that the Company’s 3 year performance objectives relating to the Company’s Return on Equity, Stock Price to Book Ratio and Tier 1 Capital Ratio, weighted at 40%, 40% and 20% respectively, as compared to designated Peer Group performance are achieved and certified by the Committee, as more particularly described in the form Restricted Stock and Restricted Stock Unit Grant Agreements referenced above which are attached hereto as Exhibit 10.1 and Exhibit 10.2. The 3 year performance period and cliff vesting schedule directly tie to the Company’s long term executive retention and performance goals.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.

10.1 2015 Restricted Stock Grant Agreement (Performance Based)
10.2 2015 Restricted Stock Unit Grant Agreement (Performance Based)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2015	Bank of Hawaii Corporation

	By:	/s/ Mark A. Rossi
Mark A. Rossi
Vice Chairman and Corporate Secretary